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                                                                    EXHIBIT 23.2


                        [ERNST & YOUNG LLP LETTERHEAD]




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 26, 1998 and July 9, 1998 in Amendment No. 1 (dated January 11, 1999) of the Registration Statement (Form SB-2) of Jaws Technologies, Inc. for the registration of 41,428,572 shares of its common stock.


                                        /s/ ERNST & YOUNG LLP
                                        ----------------------
Calgary, Canada                         Chartered Accountants
January 11, 1999